Exhibit 99.2

UHOS Q2 2013 Earnings Teleconference August 13, 2013

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Universal Hospital Services, Inc. believes statements in this presentation looking forward in time involve risks and uncertainties based on management’s current views and assumptions. Actual events may differ materially. Please refer to the cautionary statement regarding forward-looking statements and risk factors that appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the SEC, which can be accessed at www.UHS.com under “Financials.” This presentation contains non-GAAP measures as defined by SEC rules. Reconciliations of these measures to the most directly comparable GAAP measures are contained in the appendix. Forward Looking Statements

2013 Results (Adjusted EBITDA) $28.5 $29.6 2012 2013 $28.5 $42.4 $12.8 $120.6 $121.8 2012 2013 $27.0 $123.8 $148.8 $3.2 2nd Quarter Q2 LTM Recall Gains Solid Q1 flu season was offset by weaker hospital volumes in Q2 Planned investments continue to support growth areas

More Focused, Solutions Oriented, Organization

2013 First Half Highlights 35 8 YTD 2012 YTD 2013 Asset360 Signings Surgical Services Revenue $27.4 $24.1 YTD 2012 YTD 2013 + 14% Hospital Volumes

Financial Review 2nd Quarter 2013

Medical Equipment Outsourcing

UHS
Universal | Hospital | Services™

EQUIPMENT & SERVICE

RENTAL OF UHS-OWNED EQUIPMENT

Supplemental (short-term)

Long-Term

Bariatrics: Suite of specialty equipment for obese patients

Surgery: Suite of minimally invasive lasers

RENTAL OF MANUFACTURER-OWNED EQUIPMENT

360 EQUIPMENT MANAGEMENT PROGRAMS

ASSET360™ EQUIPMENT MANAGEMENT PROGRAM

On-site management to drive better equipment utilization (UHS people, technology & processes)

(In millions)	2nd Quarter			June YTD			LTM
	2013	2012	% Chg	2013	2012	% Chg	2013
Revenues	$ 78.3	$ 75.1	4.3%	$ 160.3	$ 152.5	5.1%	$ 310.5
Cash Gross Margin Pre ASC 805*	45.4	57.0	-20.4%	94.6	106.4	-11.1%	$ 185.4
% of Revenue	*58.0%*	*75.9%*		*59.0%*	*69.8%*		*59.7%*
Historical Depreciation	(19.3)	(18.3)		(38.2)	(36.5)		$ (76.6)
Gross Margin Pre ASC 805*	$ 26.1	$ 38.7	-32.6%	$ 56.4	$ 69.9	-19.4%	$ 108.8
% of Revenue	*33.3%*	*51.5%*		*35.2%*	*45.8%*		*35.0%*

Trend Analysis

- Q2 2012 included $12.8 of recall gains. Absent this, Cash Gross Margin would be up 3%.
- Momentum in certain growth areas including Asset360™ and Surgical Services offset continued weak Peak Need Rental caused by ongoing weak hospital admissions and acuity levels

* Includes recall gains of $0.0 and $12.8 for Q2 2013 and 2012, $0.0 and $15.4 for YTD June 2013 and 2012, and $3.2 for LTM 2013

Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation

 Technical and Professional Services TECHNICAL SERVICES Maintain & Repair Customer owned Equipment: Non-resident, response based/ scheduled Biomedical Services Manufacturer Services BIOMED360TM EQUIPMENT MAINTENANCE PROGRAM Customizable on-site biomedical services program Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation Trend Analysis Will be “lumpy” going forward with large BioMed360 signings and Manufacturer Services projects (In millions) LTM 2013 2012 % Chg 2013 2012 % Chg 2013 Revenues 21.9 $ 22.4 $ -2.0% 43.2 $ 42.5 $ 1.6% 82.8 $ Cash Gross Margin Pre ASC 805 5.3 5.6 -5.4% 9.7 10.1 -4.0% 20.1 $ % of Revenue 24.2% 25.2% 22.5% 23.7% 24.3% Historical Depreciation (0.2) (0.1) (0.3) (0.3) (0.9) $ Gross Margin Pre ASC 805 5.1 $ 5.5 $ -6.1% 9.4 $ 9.8 $ -4.8% 19.2 $ % of Revenue 23.4% 24.5% 21.7% 23.1% 23.2% 2nd Quarter June YTD

 Medical Equipment Sales and Remarketing ASSET RECOVERY & EQUIPMENT BROKERAGE NEW EQUIPMENT SALES DISPOSABLE SALES Refer to Appendix for reconciliation of Gross Margin Pre-ASC 805 to Gross Margin & Historical Depreciation to Depreciation Trend Analysis Results in this segment will fluctuate based on equipment availability, transactional size and the transactional nature of the business (In millions) LTM 2013 2012 % Chg 2013 2012 % Chg 2013 Revenues 6.8 $ 9.3 $ -26.9% 13.9 $ 15.6 $ -11.2% 28.6 $ Cash Gross Margin Pre ASC 805 1.5 2.0 -25.0% 3.0 3.7 -18.9% 6.4 $ % of Revenue 22.1% 21.8% 21.6% 23.8% 22.4% Historical Depreciation (0.1) (0.1) (0.2) (0.2) (0.4) $ Gross Margin Pre ASC 805 1.4 $ 1.9 $ -26.0% 2.8 $ 3.5 $ -19.6% 6.0 $ % of Revenue 21.0% 20.7% 20.4% 22.6% 21.0% 2nd Quarter June YTD

Selected Financial Data * Includes recall gains of $0.0 and $12.8 for Q2 2013 and 2012, $0.0 and $15.4 for YTD June 2013 and 2012, and $3.2 for LTM 2013 (In millions) LTM 2013 2012 % Chg 2013 2012 % Chg 2013 Consolidated Revenues 107.0 $ 106.7 $ 0.3% 217.3 $ 210.6 $ 3.2% 421.9 $ Cash Gross Margin Pre-ASC 805* 52.2 64.6 -19.2% 107.3 120.2 -10.8% 211.9 % of Revenues 48.8% 60.5% 49.4% 57.1% 50.2% Historical Depreciation (19.6) (18.5) (38.7) (37.0) (77.9) Gross Margin Pre-ASC 805 32.6 46.1 -29.3% 68.6 83.2 -17.6% 134.0 % of Revenues 30.5% 43.2% 31.6% 39.5% 31.8% Cash SG&A 23.6 22.0 7.3% 46.6 42.4 9.9% 87.4 % of Revenues 22.1% 20.6% 21.4% 20.1% 20.7% Non Controlling Interest 0.1 0.2 0.3 0.4 0.7 % of Revenues 0.1% 0.2% 0.1% 0.2% 0.2% Adjusted EBITDA* Actual 28.5 $ 42.4 $ -32.8% 60.4 $ 77.4 $ -22.0% 123.8 $ Memo: Recall Gains 12.8 $ 15.4 $ 3.2 $ 2nd Quarter June YTD

$235 Bank Line Liquidity Profile Remains Solid Borrowing Base = $202 (In millions) 7.625% Fixed Rate Notes $235 Revolver Additional Commitment = $37 Available Liquidity = ~ $159 Used = ~ $39 Borrowing Base = $198 Debt Maturities

 Cash Flow from Operations: (In millions) $17.7 $30.1 2013 2012 YTD Q2 ~ $4.0mm due to timing of interest payments ~ $3.0mm due change in lower interest rates due to prior year hedge coming off floaters Remainder represents favorable working capital

Leverage Trend *Does not include unamortized bond premium of $13.5 and $0.0 for 2013 and 2012. Refer to Appendix for reconciliation of Adjusted EBIDTA to Cash Flow from Operations and pro forma calculation Note that our calculations include accrued interest for conservatism (In millions) (In millions) 6/30/2013 12/31/2012 Floating Rate Notes - $ 230.0 $ Original Notes - 7.625% 425.0 425.0 Add-on Notes - 7.625% 220.0 - Bank Line 34.5 28.0 Consolidated Capital Leases 16.3 16.0 Subtotal Debt 695.8 699.0 Add: Accrued Interest 18.9 13.8 Total Debt & Interest* 714.7 $ 712.8 $ Adjusted EBITDA 123.8 $ 141.3 $ Leverage* 5.8 5.0 UHS Debt Structure

2011 2012 2013 E Adjusted EBITDA Base: $118.0 Recall: $15.4 Total: $133.4 Pro forma: 136.8* Base: $122.2 Recall: $18.6 Total: $140.8 Pro forma: 141.3* $130 + / - (Recall: $0) Accrual CAPEX $80.2 $55.4 $70 + / - Year-end Leverage 4.9x* 5.0x* Upper 5’s Street Guidance for 2013 * Refer to later slide for pro forma calculations (In millions)

EBITDA Reconciliation: 2013 & 2012 EBITDA Reconciliation: 2004 – 2013 Selected Reconciliations Gross Margin Pre-ASC 805 to Gross Margin Depreciation and Amortization Reconciliation Other Reconciliations Appendix

EBITDA Reconciliation

UHS
Universal | Hospital | Services™

Adjusted EBITDA Reconciliation. Adjusted EBITDA is defined by UHS as Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), before management, board and strategic fees, stock option expense, reorganization costs, ASC 805 impact, loss on extinguishment of debt, transaction and related costs and other. In addition to using Adjusted EBITDA internally as a measure of operational performance, we disclose Adjusted EBITDA externally to assist analysts, investors and lenders in their comparisons of operational performance, valuation and debt capacity across companies with differing capital, tax and legal structures. Management also understands that some industry analysts and investors consider Adjusted EBITDA as a supplementary non-GAAP financial measure useful in analyzing a company's ability to service debt. Adjusted EBITDA, however, is not a measure of financial performance under Generally Accepted Accounting Principals ("GAAP") and should not be considered as an alternative to, or more meaningful than, net income as a measure of operating performance or to cash flows from operating, investing or financing activities or as a measure of liquidity. Since Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying interpretations and calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA does not represent an amount of funds that is available for management's discretionary use. A reconciliation of consolidated net income (loss) to EBITDA and Adjusted EBITDA is included below.

(In millions)	2nd Quarter		June YTD		LTM
	2013	2012	2013	2012	2013
Net income (loss) attributable to UHS*	$ (12.8)	$ 2.1	$ (23.2)	$ (1.0)	$ (57.1)
Interest expense	13.9	14.5	27.8	30.0	53.5
Provision (benefit) for income taxes	0.2	0.2	0.9	(3.0)	1.0
Depreciation and amortization	24.7	24.0	48.8	47.6	97.9
EBITDA*	26.0	40.8	54.3	73.6	95.3
Management, board & strategic fees	1.9	0.5	3.3	1.5	4.6
Loss on extinguishment of debt	-	-	1.9	-	14.2
Reorganization costs	0.2	-	0.3	-	7.3
Stock option expense	0.4	1.1	0.6	2.2	2.4
Other ASC 805 Impact	-	-	-	0.1	-
Adjusted EBITDA*	$ 28.5	$ 42.4	$ 60.4	$ 77.4	$ 123.8

* Includes recall gains of $0.0 and $12.8 for Q2 2013 and 2012, $0.0 and $15.4 for YTD June 2013 and 2012, and $3.2 for LTM 2013

EBITDA Reconciliation: 2004 – 2013

UHS
Universal | Hospital | Services™

(In millions)	2004	2005	2006	2007	2008	2009	2010	2011	2012	LTM Q2 2013
Net Cash provided by Operating Activities	$ 38.0	$ 44.0	$ 48.9	$ 29.8	$ 56.2	$ 56.0	$ 76.2	$ 57.7	$ 72.5	$ 85.1
Changes in Operating Assets and Liabilities	2.2	2.3	0.7	6.7	3.6	6.2	(2.1)	0.6	(10.5)	(27.6)
Other and Non-Cash Expenses	(3.4)	(3.3)	(4.1)	(28.5)	6.5	6.3	(11.5)	15.9	(0.5)	(16.7)
Income Tax Expense	1.2	0.8	0.6	(9.7)	(15.4)	(11.5)	1.7	(8.3)	(2.6)	1.0
Interest Expense	30.5	31.1	31.6	40.2	46.9	46.5	46.5	55.0	55.7	53.5
EBITDA*	68.5	74.9	77.7	38.5	97.8	103.5	110.8	120.9	114.6	95.3
Recapitalization, company sale, stock compensation and severance expenses	-	-	-	27.2	-	-	-	-	-	-
Loss on extinguishment of debt	-	-	-	23.4	-	-	-	-	12.3	14.2
Financing and Reorganization Charges	-	-	-	50.6	-	-	-	-	12.3	14.2
Management, board & strategic fees	0.7	0.8	1.6	1.0	1.3	1.3	2.4	7.3	2.8	4.6
Reorganization costs	-	-	-	-	-	-	-	-	7.0	7.3
Stock option expense	-	-	1.7	3.7	2.5	1.3	7.3	4.3	4.0	2.4
ASC 805 impact	-	-	-	2.4	2.3	2.0	1.1	0.9	0.1	-
Other	-	-	-	(0.7)	0.1	-	-	-	-	-
Adjusted EBITDA*	$ 69.2	$ 75.7	$ 81.0	$ 95.5	$104.0	$108.1	$121.6	133.4	140.8	123.8
Surgical Services LTM pro forma EBITDA								3.4	0.5	
Pro forma Adjusted EBITDA								$136.8	$ 141.3	
Total Revenue	$199.6	$215.9	$225.1	$264.0	$289.1	$297.2	$312.1	$355.2	$ 415.3	$ 421.9
Total Debt & Accrued Int, Less Cash & Investments	$301.9	$305.0	$315.0	$501.1	$521.7	$522.3	$528.6	**$674.8**	$ 712.8	$ 728.2
Leverage (Total Net Debt & Accrued Interest Less Cash & Investments/ LTM adj EBITDA)	4.4	4.0	3.9	5.2	5.0	4.8	4.3	**4.9**	5.0	5.9

* Includes recall gains of $4.4, $15.4 and $18.6 for 2010, 2011, and 2012

Selected Reconciliations (In millions) LTM 2013 2012 2013 2012 2013 Gross Margin ASC 805 Impact Depreciation 0.3 $ 0.1 $ 0.5 $ 0.2 $ 1.2 $ Total Gross Margin ASC 805 Impact 0.3 0.1 0.5 0.2 1.2 SG&A per GAAP to Cash SG&A SG&A per GAAP 30.9 29.0 62.3 56.6 134.7 Management, Board, & Strategic Fees (1.9) (0.5) (3.3) (1.5) (4.6) Loss on extinguishment of debt - - (1.9) - (14.2) Reorganization costs (0.2) - (0.3) - (7.3) Stock Option Expense (0.4) (1.1) (0.6) (2.2) (2.4) Other ASC 805 Impact - - - (0.1) - Historical Depreciation & Amortization (1.3) (1.5) (2.5) (2.3) (4.8) ASC 805 Depreciation & Amortization (3.5) (3.9) (7.1) (8.1) (14.0) Adjusted Cash SG&A 23.6 $ 22.0 $ 46.6 $ 42.4 $ 87.4 $ 2nd Quarter June YTD

Selected Reconciliations: Gross Margin Pre-ASC 805 to Gross Margin (In millions) 2nd Quarter LTM 2013 2012 2012 2012 2013 Medical Equipment Outsourcing Gross Margin Pre-ASC 805 26.1 $ 38.7 $ 56.4 $ 69.9 $ 108.8 $ ASC 805 Outsourcing Depreciation 0.3 0.1 0.5 0.2 1.2 Gross Margin per GAAP 25.8 38.6 55.9 69.7 107.6 Technical & Professional Services Gross Margin Pre-ASC 805 5.1 5.5 9.4 9.8 19.2 Gross Margin per GAAP 5.1 5.5 9.4 9.8 19.2 Medical Equipment Sales & Remarketing Gross Margin Pre-ASC 805 1.4 1.9 2.8 3.5 6.0 Gross Margin per GAAP 1.4 1.9 2.8 3.5 6.0 Total Gross Margin Pre-ASC 805 32.6 46.1 68.6 83.2 134.0 Total ASC 805 Depreciation 0.3 0.1 0.5 0.2 1.2 Total Gross Margin per GAAP 32.3 $ 46.0 $ 68.1 $ 83.0 $ 132.8 $ June YTD

Depreciation & Amortization Reconciliations (In millions) LTM 2013 2012 2013 2012 2013 Historical Outsourcing Depreciation 19.3 $ 18.3 $ 38.2 $ 36.5 $ 76.6 $ ASC 805 Outsourcing Depreciation 0.3 0.1 0.5 0.2 1.2 Total Outsourcing Depreciation 19.6 18.4 38.7 36.7 77.8 Historical Technical & Professional Services Depreciation 0.2 0.1 0.3 0.3 0.9 Total Technical & Professional Services Depreciation 0.2 0.1 0.3 0.3 0.9 Historical Sales & Remarketing Depreciation 0.1 0.1 0.2 0.2 0.4 Total Sales & Remarketing Depreciation 0.1 0.1 0.2 0.2 0.4 Historical Gross Margin Depreciation 19.6 18.5 38.7 37.0 77.9 Gross Margin ASC 805 Depreciation 0.3 0.1 0.5 0.2 1.2 Total Gross Margin Depreciation 19.9 18.6 39.2 37.2 79.1 Historical Selling, General, and Admin Depreciation 1.3 1.5 2.5 2.3 4.8 Total Selling, General, and Admin Depreciation 1.3 1.5 2.5 2.3 4.8 Total ASC 805 Selling, General, and Admin Amortization 3.5 3.9 7.1 8.1 14.0 Total Depreciation and Amortization 24.7 $ 24.0 $ 48.8 $ 47.6 $ 97.9 $ June YTD 2nd Quarter

Other Reconciliations LTM (In millions) 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 Cash used in Investing Activities 65.2 $ 40.6 $ 51.7 $ 418.9 $ 71.4 $ 50.6 $ 74.2 $ 153.2 $ 73.6 $ 62.8 $ - Acquisitions (15.1) (1.1) - (349.7) - - - (70.0) (14.4) (2.6) - / + Other - - - 1.4 - 1.5 3.3 - - - - ME in A/P prior period (10.5) (3.8) (5.8) (7.4) (9.0) (5.7) (4.7) (11.8) (8.8) (5.0) + ME in A/P current period 3.8 5.8 7.4 9.0 5.7 4.7 11.8 8.8 5.0 8.0 Accrual CAPEX 43.4 $ 41.5 $ 53.3 $ 72.2 $ 68.1 $ 51.1 $ 84.6 $ 80.2 $ 55.4 $ 63.2 $ Certain Intellamed Assets - $ - $ - $ (14.6) $ - $ - $ - $ - $ - $ - $ UHS by Parent - - - (335.1) - - - - - - Emergent, net of cash received - - - - - - - (58.5) - - SLS, net of cash received - - - - - - - - (11.4) - Epic Rogue, net of cash received - - - - - - - - (2.6) (2.6) Other (15.1) (1.1) - - - - - (11.5) (0.4) - Total Acquisitions (15.1) $ (1.1) $ - $ (349.7) $ - $ - $ - $ (70.0) $ (14.4) $ (2.6) $ ACCRUAL CAPEX RECONCILIATION ACQUISITIONS